Calculation of Filing Fee Tables
S-8
MAXLINEAR, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock ($0.0001 par value) reserved for issuance under the Amended and Restated 2010 Equity Incentive Plan	Other	3,204,107	$ 89.71	$ 287,440,438.97	0.0001381	$ 39,695.52
Total Offering Amounts:						$ 287,440,438.97		$ 39,695.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 39,695.52
Offering Note
[1]	Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant's Amended and Restated 2010 Equity Incentive Plan, as amended (the "2010 EIP") upon approval of the 2010 EIP by the Registrant's stockholders at the Registrant's annual meeting of stockholders held on May 20, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the listed plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. "Proposed Maximum Offering Price Per Unit" was estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon 89.71 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 19, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources